UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FOURTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 to this Current Report is incorporated into this item by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2011, Comstock Homebuilding Companies, Inc. (the “Company”), through a subsidiary called Comstock Potomac Yard, L.C. (the “Borrower”), entered into a loan agreement (“Loan Agreement”) with BCL Eclipse, LLC, an affiliate of SunBridge Capital Management, LLC (“Lender”), pursuant to which the Borrower secured a Thirteen Million Seven Hundred Eighty Nine Thousand One Hundred and Sixty Dollar ($13,789,160) loan with a three year term (the “SunBridge Loan”) to refinance the Company’s Eclipse at Potomac Yard condominium project in Arlington, Virginia (the “Project”). Proceeds from the SunBridge Loan to the Borrower were primarily utilized to (i) pay off existing indebtedness owed to Eagle Bank of approximately Nine Million Dollars ($9,000,000) (the “Eagle Bank Loan”), (ii) pay for expenses associated with the SunBridge Loan, and (iii) for general corporate purposes.

The SunBridge Loan provides for a one percent (1%) origination fee and an interest rate of twelve and a half percent (12.5%). There is no prepayment penalty associated with the SunBridge Loan. The Borrower is required to make the following payments as follows: (i) quarterly payments of interest only, (ii) seventy percent (70%) of the net proceeds of each sale of a unit to Lender (“Required Release Payment”), and (iii) fifty percent of the net proceeds of the Borrower’s judgment against Balfour Beatty Construction upon receipt by Borrower. The SunBridge Loan also has a minimum sales pace requirement requiring Borrower to sell a minimum of six (6) units every six (6) months, on a cumulative basis (the Sales Covenant”). Failure to maintain the Sales Covenant in any six (6) month period results in an increase of the Required Release Payment to eighty percent (80%) and for any successive failure to meet the Sales Covenant, an increase of the Required Release Payment of up to ninety (90%). The Loan Agreement contains certain customary representations and warranties, and certain financial and other customary covenants. Outstanding principal and interest and may be accelerated upon an event of default, as such events are described in the Loan Agreement.

On July 12, 2011, the Company and a subsidiary of the Company, Comstock Emerald Farm, L.C., as guarantors, entered into a Guaranty, Pledge, and Security Agreement for the benefit of the Lender (the “Guaranty Agreement”). Pursuant to the Guaranty Agreement, the guarantors jointly and severally guaranteed the payment of principal and interest and any other amounts due under the Loan Agreement, (ii) the Company pledged its equity interest in Borrower, and (iii) each guarantor granted the Lender a security interest in all of its unencumbered assets, all as additional security for the Loan.

The entry into the SunBridge Loan also resulted in the elimination of a credit enhancement fee formerly being paid to the Chief Executive Officer and the Chief Operating Officer of the Company (the “Officers”) of four percent (4%) per annum paid on the outstanding balance of the Eagle Bank Loan resulting from the Officers prior personal guaranty of the Eagle Bank Loan.

In connection with the SunBridge Loan, on July 12, 2011, the Company agreed to issue BridgeCom Development I, LLC, an affiliate of SunBridge (“BridgeCom”), an immediately exercisable warrant to purchase one million (1,000,000) shares of the Company’s Class A common stock at an exercise price equal to the average closing price of the stock for the preceding thirty days ($1.03) (the “Warrant”), except for certain circumstances as set forth in the Warrant the term to exercise and purchase 250,000 of the warrant shares expires nine months from the date of the Warrant otherwise the exercise period of the Warrant is ten years from the date of the Warrant. The Company is relying on the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act for the issuance of the warrant exercisable for shares of Class A common stock, which exception the Company believes is available because the warrant was not offered pursuant to a general solicitation and the status of the investor as an “accredited investor” as defined in Regulation D of the Securities Act.

On July 12, 2011, the Company and BridgeCom entered into a registration agreement pursuant to which BridgeCom is entitled to one demand registration with respect to an underwritten offering of the shares underlying the Warrant, two demand registrations on Form S-3 with respect to non-underwritten resales of the shares underlying the Warrant, and piggyback registration rights in connection with certain company registrations. The registration rights expire after six years and are subject to customary rights of the company to defer or suspend registration statements in furtherance of pending or contemplated financings, acquisitions and other corporate initiatives.

In addition, on July 12, 2011, the Company also agreed to enter into a right of first offer and refusal (“Strategic Agreement”) with BridgeCom to jointly pursue certain homebuilding and multi-family projects in the Washington DC metropolitan area (“Project Opportunities”). Under the general terms of the of the Strategic Agreement, the Company will offer material future investment opportunities to the Lender and if mutually agreed upon, the Company and Lender will enter into specific joint venture arrangements for each identified opportunity. The Strategic Agreement terminates at the earlier of three years from the date of the agreement or until each party funds a minimum of Twenty-Five Million Dollars ($25,000,000) in identified Project Opportunities.

The Lender also issued a binding commitment letter to the Company, through a subsidiary called Comstock Penderbrook, L.C. (“CPB”), for a future cash out refinance of the Company’s Penderbrook Square condominium projected located in Fairfax, Virginia (“Penderbrook Project”) in an amount of up to Seven Million Dollar ($7,000,000) with a three year term. The Company and a subsidiary of the Company, Comstock Emerald Farm, L.C., will fully guarantee repayment of the loan and the proceeds from the loan will be utilized to pay off existing indebtedness owed to Guggenheim Corporate Funding, LLC, that is currently set to mature in the fourth quarter of 2011.

The foregoing description of the material terms of the Loan Agreement, Guaranty Agreement, Warrant, Registration Rights Agreement, and Strategic Agreement is qualified by reference to the terms of these documents, filed with this report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and incorporated in this report by reference.

On July 12, 2011, the Company issued a press release announcing the foregoing. A copy of this press release is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.03 to this Current Report is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

10.1	Loan Agreement, dated as of July 12, 2011, between BCL Eclipse, LLC and Comstock Potomac Yard, L.C.

10.2	Guaranty, Pledge and Security Agreement, dated as of July 12, 2011, by Comstock Homebuilding Companies, Inc. and Comstock Emerald Farm, L.C. to and for the benefit of BCL Eclipse, LLC.

10.3	Warrant, dated as of July 12, 2011, in the name of BridgeCom Development I, LLC.

10.4	Registration Rights Agreement, dated as of July 12, 2011, between Comstock Homebuilding Companies, Inc. and BridgeCom Development I, LLC.

10.5	Right of First Refusal and First Offer Agreement, dated as of July 12, 2011, between Comstock Homebuilding Companies, Inc. and BridgeCom Development I, LLC.

99.1	Press release by Comstock Homebuilding Companies, Inc., dated July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2011

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/S/ CHRISTOPHER CLEMENTE
Christopher Clemente,
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement, dated as of July 12, 2011, between BCL Eclipse, LLC and Comstock Potomac Yard, L.C.

10.2	Guaranty, Pledge and Security Agreement, dated as of July 12, 2011, by Comstock Homebuilding Companies, Inc. and Comstock Emerald Farm, L.C. to and for the benefit of BCL Eclipse, LLC.

10.3	Warrant, dated as of July 12, 2011, in the name of BridgeCom Development I, LLC.

10.4	Registration Rights Agreement, dated as of July 12, 2011, between Comstock Homebuilding Companies, Inc. and BridgeCom Development I, LLC.

10.5	Right of First Refusal and First Offer Agreement, dated as of July 12, 2011, between Comstock Homebuilding Companies, Inc. and BridgeCom Development I, LLC.

99.1	Press release by Comstock Homebuilding Companies, Inc., dated July 13, 2011